Exhibit 23.1

SRCO Professional Corporation

Chartered Professional Accountants

Licensed Public Accountants

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Form S-1 of our report dated April 15, 2019 relating to the financial statements of Capital Park Holdings Corp. (formerly known as LifeLogger Technologies Corp.) comprising the balance sheets as of  as of December 31, 2018 and December 31, 2017, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the years ended December 31, 2018 and December 31, 2017. The Company’s management is responsible for these financial statements.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practice public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Canada

April 14, 2020